QuickLinks -- Click here to rapidly navigate through this document

As Filed With the Securities and Exchange Commission on January 13, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAIN STREET BANKS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Georgia (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	6712 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	58-2104977 (I.R.S. EMPLOYER IDENTIFICATION NO.)
676 Chastain Road Kennesaw, Georgia 30144 (770) 422-2888 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Edward C. Milligan
Chairman and CEO
Main Street Banks, Inc.
676 Chastain Road
Kennesaw, Georgia 30144
(770) 422-2888
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES TO:
Michael P. Marshall, Jr., Esq. Miller & Martin LLP 1275 Peachtree Street, N.E., Seventh Floor Atlanta, Georgia 30309-3576 (404) 962-6442	Mark G. Burnette, Esq. Joyner & Burnette, P.C. One Decatur Town Center 150 East Ponce De Leon Avenue, Suite 245 Decatur, Georgia 30030 (404) 638-5891

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock no par value	271,111 shares	$26.97	$7,313,219	$592

(1)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant's common stock as reported on the Nasdaq National Market on January 8, 2004.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 13, 2004

271,111 SHARES

[MAIN STREET BANKS LOGO]

COMMON STOCK

        The selling shareholders listed in this prospectus are offering and selling up to 271,111 shares of our common stock which were received pursuant to the Asset Purchase Agreement dated as of December 5, 2003 by and among Main Street Banks, Inc., Main Street Insurance Services, Inc., Banks Moneyhan Insurance Agency, Inc., Moneyhan Insurance Agency, Inc., Charles N. Moneyhan, R. Dean Hayes, and Janette M. Hatten. We will not receive any proceeds from the sale of these shares. Our common stock has been traded on the Nasdaq National Market under the symbol "MSBK" since January 2, 2001. The last reported sale price for our common stock on the Nasdaq National Market on January 12, 2004 was $27.00 per share. The shares of common stock offered pursuant to this prospectus are listed on the Nasdaq National Market.

        Each selling shareholder may sell any or all of his shares of common stock directly to purchasers or through agents, underwriters, or dealers on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be fixed or negotiated prices and will be determined at the time of sale. If required, the name of any agents, underwriters or dealers and any other required information will be set forth in a supplement to this prospectus. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. Each selling shareholder will pay any brokerage commissions and discounts attributable to the sale of his shares.

        Our principal executive offices are located at 676 Chastain Road, Kennesaw, Georgia 30144, and our telephone number at that address is (770) 422-2888.

        Investing in our common stock involves certain risks. Please see "Risk factors" beginning on page 4 of this prospectus, and those risk factors contained in the reports incorporated by reference in this prospectus for a discussion of risks associated with owning our common stock.

        Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

About this prospectus	3
Where you can find more information about Main Street Banks, Inc.	4
Risk factors	4
Forward looking statements	6
Use of proceeds	6
Selling shareholders	6
Common stock	7
Plan of distribution	7
Experts	9
Legal matters	9

About this prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, some of our shareholders (the "selling shareholders") may sell up to an aggregate of 271,111 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock. You should read this prospectus and any applicable prospectus supplement provided to you, together with the additional information described under the heading "Where you can find more information about Main Street Banks, Inc."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where you can find more information about Main Street Banks, Inc."

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement that may be provided to you. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time the selling shareholders sell all of the common stock offered by this prospectus.

  (a)
  our Annual Report on Form 10-K for the year ended December 31, 2002;

  (b)
  our Proxy Statement for the 2003 Annual Meeting of Shareholders;

  (c)
  our Current Report on Form 8-K, filed on April 16, 2003;

  (d)
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

  (e)
  our Current Report on Form 8-K, filed on May 23, 2003;

  (f)
  our Current Report on Form 8-K, filed on May 30, 2003;

  (g)
  our Current Report on Form 8-K, filed on July 3, 2003;

  (h)
  our Current Report on Form 8-K, filed on July 10, 2003;

  (i)
  our Current Report on Form 8-K, filed on July 16, 2003;

  (j)
  our Current Report on Form 8-K, filed on July 31, 2003;

  (k)
  Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003;

  (l)
  our Current Report on Form 8-K, filed on September 23, 2003;

  (m)
  our Current Report on Form 8-K, filed on October 1, 2003;

  (n)
  our Current Report on Form 8-K, filed on October 9, 2003;

  (o)
  our Current Report on Form 8-K, filed on October 15, 2003;

  (p)
  our Current Report on Form 8-K, filed on November 6, 2003;

  (q)
  Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003; and

  (f)
  The description of Main Street Banks' common stock contained in our Registration Statement on Form 8-A as filed on November 7, 1994, including any amendments or reports filed for the purpose of updating such descriptions.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address:

      Main Street Banks, Inc.
      P.O. Box 2147
      Marietta, Georgia 30061
      (770) 422-2888
      Attn:    Ms. Cheryl Blackwell

Where you can find more information about Main Street Banks, Inc.

        Main Street Banks, Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Main Street with the SEC can be inspected and copied at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Main Street's stock is quoted on the Nasdaq National Market. The reports, proxy statements and other information concerning Main Street can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site. We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

Risk factors

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in our other filings incorporated by reference before deciding to invest in our common stock. The risks described below and in our other filings incorporated by reference are not the only ones facing Main Street.

Additional risks not presently known to us, or which we currently consider immaterial may also adversely affect our company. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose part of all of your investment.

        If the selling shareholders and/or other major shareholders sell a substantial amount of their stock at the same time, these sales could have an adverse impact on the market price of our common stock.

        There are several shareholders who own significant blocks of our common stock, including those registering the possible sale of their shares under this prospectus. If one or more of these significant shareholders sold a substantial amount of our common stock as allowed under the Securities Act at the same time, such sales could have a significant negative impact on the market price of our common stock. This prospectus could result in a large number of shares of our common stock being sold in the market, which, in turn, could result in a reduction in the market price of our common stock.

        The trading volume in Main Street's stock has been low.

        Although it has increase over the last couple of years, the average trading volume in Main Street's stock on the Nasdaq National Market or other stock exchanges has been relatively low. We cannot say with any certainty that a more active and liquid trading market for Main Street's stock will develop. Because of this, it may be more difficult for you to sell a large number of shares for the same price at which a smaller number of shares may sell.

        Changes in interest rates could have an adverse effect on Main Street's income.

        Main Street's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowing. Our net interest income will be adversely affected if market interest rates change such that the interest Main Street has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments.

        Main Street's operating costs after recent acquisitions may be greater than expected, and Main Street's costs savings from these acquisitions may be less than expected, or Main Street may be unable to obtain those cost savings as soon as expected.

        Main Street's rapid growth over the last several years resulting from acquisitions it has made—as well as the possibility of future growth from acquisitions—produces risks of unknown liabilities that may cause costs after past and potential future acquisitions to be greater than expected. Expectations concerning future earnings depend in part on Main Street being able to combine the operations of acquired institutions with Main Street's own operations promptly and efficiently, and also on Main Street being correct in its assumptions about the financial impact of its acquisitions.

        Main Street expects that it can achieve cost savings as a result of its recently completed acquisitions. There is a risk that the anticipated savings may not be realized or that they may be less than Main Street expects.

        Main Street may be unable to successfully integrate recently acquired businesses or may have more trouble integrating these businesses than expected.

        There is a risk that the maintenance of an acquired institution's key customers and personnel and the conversion of its systems and procedures to Main Street's systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Maintaining an acquired institution's key customers and personnel and converting its systems and procedures to Main Street's systems and procedures are important parts of Main Street's acquisition program.

        Prior to acquiring an institution, Main Street frequently estimates that it will be able to maintain most of the institution's key customers and personnel and convert its systems and procedures. There is a risk that integrating the recently acquired businesses may take a greater amount of resources than Main Street expects.

Forward-looking statements

        Some of the information discussed in this prospectus or in documents incorporated by reference in this prospectus are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors could cause actual results to differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced our assumptions. These trends and events may include:

  •
  changes in the interest rate environment that may reduce margins;

  •
  the failure to achieve expected growth;

  •
  less favorable than anticipated changes in national and local business environment and securities markets;

  •
  adverse changes in regulatory requirements affecting the company;

  •
  greater competitive pressure among financial institutions in our market; and

  •
  greater than expected loan losses.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

        The selling shareholders will receive all of the proceeds from the sale of their common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders, but have agreed to bear certain expenses associated with registering such shares under federal and state securities laws. We are registering the shares for sale to provide the selling shareholders with freely tradeable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholders.

Selling shareholders

        In connection with our acquisition of Banks Moneyhan Insurance Agency, Inc. and Moneyhan Insurance Agency, Inc., we agreed to register all of the shares of our common stock acquired by the shareholders of those companies in connection with our acquisition.

        The following table sets forth information with respect to the selling shareholders as of January 12, 2004 including their relationship to the acquired agencies. Except as noted, this table assumes that the selling shareholders offer for resale all of those shares of common stock which they are entitled to register pursuant to this prospectus. The common stock offered by this prospectus may be offered from time to time by the selling shareholders named below, or any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by representatives of the selling shareholders, or on our records, as of January 12, 2004 and are accurate to the best of our knowledge. It is possible, however, that the selling shareholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

Name	Relationship to Acquired Agencies	No. of Shares
Charles N. Moneyhan	President of both agencies	207,400
R. Dean Hayes	Vice President of both agencies	42,564
Janette M. Hatten	Secretary/Treasurer of both agencies	21,147

Common stock

        Each holder of common stock is entitled to one vote per share on all matters to be voted on by the shareholders. Our articles of incorporation does not provide for cumulative voting and, accordingly, the holders of a majority of the outstanding shares have the power to elect all directors and to control the resolution of all issues put to a vote of the shareholders. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of the common stock. All shares of the common stock outstanding have been validly issued, fully paid, and nonassessable. The shares of common stock have the following rights, subject, in each case, to the rights of the holders of any outstanding preferred stock:

  •
  to receive dividends, if any, as may be declared and paid from time to time by the Board of Directors, in its discretion, from funds legally available therefore; and

  •
  upon liquidation, dissolution, or winding up of the company, to receive pro rata all assets remaining available for distribution.

Plan of distribution

        The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling shareholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

  •
  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  •
  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing of options on the securities, whether or not the options are listed on an options exchange;

  •
  through the distribution of the securities by any selling shareholder to its partners, members or stockholders;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis; and

  •
  any combination of any of these methods of sale.

        The selling shareholders may also transfer the securities by gift. We do not know of any arrangements by the selling shareholders for the sale of any of the securities.

        The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

        From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's securities will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        To the extent required under the Securities Act of 1933, the aggregate amount of selling shareholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders' securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We have agreed to indemnify in certain circumstances the selling shareholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part continuously effective and usable until all selling shareholders lose their rights to resell under this registration statement. We have agreed to pay all expenses in connection with this offering, excluding underwriting discounts, concessions, commissions or fees and expenses of the selling shareholders, such as fees and expenses of counsel of such selling shareholders.

        We will not receive any proceeds from sales of any securities by the selling shareholders.

        We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

Experts

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Legal matters

        The validity of the shares of common stock offered by this prospectus will be passed upon by Miller & Martin LLP, 1275 Peachtree Street, NE, 7th Floor, Atlanta, Georgia 30309.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated costs and expenses in connection with the Offering described in the Registration Statement:

SEC Registration Fee	$592
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$10,000
Printing and Engraving Fees	$20,000
Miscellaneous	$5,000

TOTAL	$40,592

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The Georgia Business Corporation Code grants the Registrant the power to indemnify its directors and officers against liability for certain of their acts.

        Article 10 of the Registrant's Articles of Incorporation limits the liability of directors of the Registrant. It provides that, to the extent permitted by law, no director will be liable to the Registrant or its shareholders for monetary damages for breach of his or her duty of care or other duty as director, except for liability for:

  (a)
  any appropriation, in violation of his or her duties, of any business opportunity of Main Street Banks, Inc.;

  (b)
  acts or omissions in good faith or which involve intentional misconduct or knowing violation of law;

  (c)
  the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

  (d)
  any transaction from which the director derived an improper material tangible personal benefit.

        Article 9 of the Registrant's Bylaws provides for indemnification of and insurance for directors and officers of the Registrant. It provides that the Registrant shall indemnify or obligate itself to indemnify an individual made a part to a proceeding because he or she is or was a director, officer, employee or agent of the Registrant. The Registrant shall indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in settlement that are incurred in connection with the proceeding if the individual acted in a manner that he or she believed in good faith to be in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, if he or she had not reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of the Registrant has been successful, on the merits or otherwise, in defending any proceeding to which he or she was a party, or in defending any claim, issue or matter in the proceeding, because he or she is or was a director, officer, employee or agent of the Registrant, the

Registrant will indemnify the director, officer, employee or agent against reasonable expenses he or she incurred in connection with the proceeding.

        While the Registrant's bylaws authorized indemnification under certain circumstances, federal law prohibits the Registrant from paying any indemnification with respect to any liability or legal expenses incurred by a director, officer, employee or agent as a result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

ITEM 16.    EXHIBITS INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation of Main Street Banks, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-K for the Registrant for the year ending December 31, 2000).
3.2	Bylaws of Main Street Banks, Inc. (incorporated by reference to Exhibit 3.3 to Form 10-K for the Registrant for the year ending December 31, 2000).
4.1
Asset Purchase Agreement dated as of December 5, 2003 by and among Main Street Banks, Inc., Main Street Insurance Services, Inc., Banks Moneyhan Insurance Agency, Inc., Moneyhan Insurance Agency, Inc., Charles N. Moneyhan, R. Dean Hayes, and Janette M. Hatten
5.1	Opinion of Miller & Martin LLP as to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP concerning the consolidated financial statements of Main Street Banks, Inc.
23.2	Consent of Mauldin & Jenkins, LLC concerning the consolidated financial statements of Main Street Banks, Inc.

ITEM 17.    UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(b) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned Registrant hereby further undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on January 13, 2004.

MAIN STREET BANKS, INC. (Registrant)
By:	/s/ EDWARD C. MILLIGAN Edward C. Milligan, Chairman and Chief Executive Officer	Date: January 13, 2004

        We, the undersigned officers and directors of Main Street Banks, Inc. hereby severally constitute Edward C. Milligan and Robert D. McDermott, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and generally do to all such things in our name and behalf in our capacities as officers and directors to enable Main Street Banks, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratify and confirming our signatures as they may be signed by our attorneys, or any of them, to said registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ ROBERT D. MCDERMOTT Robert D. McDermott, Chief Financial Officer (Principal Financial and Accounting Officer)	Date: January 13, 2004
John R. Burgess, Director	Date: January , 2004
T. Ken Driskell, Director	Date: January , 2004
/s/ ROBERT R. FOWLER III Robert R. Fowler III, Director	Date: January 13, 2004
/s/ SAMUEL B. HAY III Samuel B. Hay III, Director	Date: January 13, 2004
/s/ P. HARRIS HINES P. Harris Hines, Director	Date: January 13, 2004
/s/ HARRY L. HUDSON, JR. Harry L. Hudson, Jr., Director	Date: January 13, 2004

/s/ C. CANDLER HUNT C. Candler Hunt, Director	Date: January 13, 2004
/s/ EDWARD C. MILLIGAN Edward C. Milligan, Director	Date: January 13, 2004
/s/ FRANK B. TURNER Frank B. Turner, Director	Date: January 13, 2004

QuickLinks

TABLE OF CONTENTS
About this prospectus
Where you can find more information about Main Street Banks, Inc.
Risk factors
Forward-looking statements
Use of proceeds
Selling shareholders
Common stock
Plan of distribution
Experts
Legal matters
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS INDEX
  ITEM 17. UNDERTAKINGS
SIGNATURES